Exhibit 10.C

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is entered into and effective as of this            day of                   , 20    , (the “Date of Grant”), by and between Ecolab Inc. (the “Company”) and                                (the “Grantee”).

A.                                   The Company has adopted the Ecolab Inc. 2010 Stock Incentive Plan, (the “Plan”), authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant Restricted Stock Awards to certain employees of the Company and its Subsidiaries.

B.                                     The Company desires to give the Grantee a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Grantee pursuant to the Plan an award of shares of common stock of the Company that are restricted as to transferability and subject to a risk of forfeiture.

Accordingly, the parties agree as follows:

ARTICLE 1.                              GRANT OF AWARD.

The Company hereby grants to the Grantee a Restricted Stock Award (the “Award”) consisting of                               (              ) shares (the “Award Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”).  The Award and the Award Shares are subject to the terms, conditions and restrictions set forth in this Agreement and in the Plan, including that the Award Shares shall be subject to possible forfeiture by the Grantee until the satisfaction of the vesting conditions set forth in Section 2.1 below.  Reference to the Award Shares in this Agreement will be deemed to include the Distribution Proceeds (as defined in Section 3.2 of this Agreement) with respect to such Award Shares that are retained and held by the Company as provided in Section 3.2 of this Agreement.

ARTICLE 2.                              GRANT CONDITIONS AND RESTRICTIONS.

2.1                                 Vesting of Award Shares.  Subject to Sections 2.3 and 2.4 of this Agreement, restrictions on the Award Shares will lapse and the Award Shares will vest in the percentages and on the dates specified in the following vesting schedule, provided the Grantee remains in the continuous employ or service of the Company or any Subsidiary from the Date of Grant to the applicable vesting date:

Vesting Date	Portion of Award Shares Vested

*[ ] anniversary of the Date of Grant	*[ ]% of Award Shares (excluding any fractional portion less than one share)
*[ ] anniversary of the Date of Grant	Remaining Award Shares

The period from the Date of Grant to the final Vesting Date specified in the preceding schedule is referred to in this Agreement as the “Restriction Period.”

2.2                                 Restrictions on Transferability.  During the Restriction Period, the Grantee shall not be entitled to transfer, assign or encumber, voluntarily or involuntarily, any unvested Award Shares, and unvested Award Shares may not be subjected to any lien, directly or indirectly, by operation of law or otherwise.  Any attempt to transfer, assign or encumber unvested Award Shares during the Restriction Period will be null and void and will result in the immediate termination of the Award, and all unvested Award Shares will be forfeited and immediately returned to the Company.

2.3                                 Termination of Employment or Other Service.  This Award is considered a Restricted Stock Award subject only to service-based vesting conditions for purposes of Section 12 of the Plan.  The effect of the termination of the Grantee’s employment or other service with the Company and all Subsidiaries during the Restriction Period will be as provided in Sections 12.1(b), 12.2(b), 12.3(b) and 12.5 of the Plan.

2.4                                 Change in Control.  If a Change in Control occurs during the Restriction Period, the effect on this Award shall be as provided in Section 14.2 of the Plan.

ARTICLE 3.                              ISSUANCE OF AWARD SHARES.

3.1                                 Rights of a Stockholder.  As soon as practicable after this Agreement is executed and delivered, the Award Shares will be transferred on the books of the Company into the name of, or into an account for the benefit of, the Grantee.  Except as provided in Sections 2.2 and 3.2 of this Agreement, the Grantee will have all voting, dividend, liquidation and other stockholder rights with respect to the Award Shares in accordance with their terms upon becoming the holder of record of such shares.  Prior to the vesting of any Award Shares, any book entries for such Award Shares will bear an appropriate legend, as determined by the Committee, to the effect that such Award Shares are subject to the restrictions, terms and conditions set forth in this Agreement and the Plan.

3.2                                 Dividends and Other Distributions.  The Grantee will have no right to receive regular quarterly cash dividends with respect to unvested Award Shares during the Restriction Period, and hereby waives his or her rights to receive such dividends with respect to unvested Award Shares.  Any securities or other property payable or distributable with respect to unvested Award Shares during the Restriction Period as the result of any equity restructuring or other change in corporate capitalization described in Section 4.3 of the Plan (all of which will collectively be referred to as “Distribution Proceeds”) may, in the Committee’s sole discretion, be distributed to the Grantee or may be retained and held by the Company subject to the same restrictions, vesting conditions and other terms of this Agreement to which the underlying Award Shares are subject.  In addition, the Committee may, in its sole discretion, cause such Distribution Proceeds to be paid to the Company pursuant to Article 6 of this Agreement in order to satisfy any federal, state, local or foreign withholding or other employment-related tax requirements attributable to such distributions or to the Grantee’s receipt of the Award or the vesting of the Award Shares.

ARTICLE 4.                              ADJUSTMENTS.

The number and kind of securities subject to this Award will be subject to adjustment under the circumstances and to the extent specified in Section 4.3 of the Plan.

ARTICLE 5.                              EMPLOYMENT OR SERVICE.

Nothing in this Agreement will be construed to (a) limit in any way the right of the Company to terminate the employment or service of the Grantee at any time, or (b) be evidence of any agreement or understanding, express or implied, that the Company will retain the Grantee in any particular position at any particular rate of compensation or for any particular period of time.

ARTICLE 6.                              TAXES.

By accepting this Award, the Grantee (i) acknowledges his or her obligation to pay any federal, foreign, state and local withholding or employment-related taxes attributable to this Award as provided in Section 13 of the Plan, and (ii) consents and directs the Company or its third party administrator to withhold the number of shares of Common Stock issuable upon the vesting of some or all of the Award Units as the Company, in its sole discretion, deems necessary to satisfy such withholding obligations.  For purposes of satisfying the Grantee’s withholding and employment-related tax obligations, shares withheld by the Company will be valued at their Fair Market Value on the date of settlement.

ARTICLE 7.                              AUTHORIZATION TO RELEASE AND TRANSFER NECESSARY PERSONAL INFORMATION.

The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data by and among, as applicable, the Company for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Award Shares and/or shares of Common Stock held and the details of all Award Shares or any other entitlement to shares of Common Stock awarded, cancelled, vested, unvested or outstanding for the purpose of implementing, administering and managing the Grantee’s participation in the Plan (the “Data”).  The Grantee understands that the Data may be transferred to the Company or to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that any recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country.  The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative or the Company’s stock plan administrator.  The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data to a broker or other third party assisting with the administration of Award Shares under the Plan or with whom shares of Common Stock acquired pursuant to the vesting of the Award Shares or cash from the sale of such shares may be deposited.  Furthermore, the Grantee acknowledges and understands that the transfer of the Data to the Company or to any third parties is necessary for the Grantee’s participation in the Plan.  The Grantee understands that the Grantee may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein by contacting the Grantee’s local human resources representative or the Company’s stock plan administrator in writing.  The Grantee further acknowledges that withdrawal of consent may affect his or her ability to vest in or realize benefits from the Award Shares, and the Grantee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative or the Company’s stock plan administrator.

ARTICLE 8.                              SUBJECT TO PLAN.

8.1                                 Terms of Plan Prevail.  The Award and the Award Shares granted pursuant to this Agreement have been granted under, and are subject to the terms of, the Plan.  The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Grantee, by execution of this Agreement, acknowledges having received a copy of the Plan.  The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan.  In the event that any provision in this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

8.2                                 Definitions.  Unless otherwise defined in this Agreement, the terms capitalized in this Agreement have the same meanings as given to such terms in the Plan.

ARTICLE 9.                              MISCELLANEOUS.

9.1                                 Binding Effect.  This Agreement will be binding upon the heirs, executors, administrators and successors of the parties hereto.

9.2                                 Governing Law.  This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota without regard to conflicts of law provisions.  Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

9.3                                 Entire Agreement.  This Agreement and the Plan set forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Award and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and vesting of this Award and the administration of the Plan.

9.4                                 Amendment and Waiver.  Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

9.5                                 Captions.  The Article, Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and are not to be deemed to limit or otherwise affect any of the provisions of this Agreement.

9.6                                 Electronic Delivery and Execution.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, plan documents, prospectus and prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other Incentive Award made or offered under the Plan. The Grantee understands that, unless revoked by giving written notice to the Company pursuant to the Plan, this consent will be effective for the duration of the Agreement. The Grantee also understands that the Grantee will have the right at any time to request that the Company deliver written copies of any and all materials referred to above. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agree that the Grantee’s electronic signature is the same as, and will have the same force and effect as, the Grantee’s manual signature. The Grantee consents and agrees that any such procedures and delivery may be affected by a third party engaged by the Company to provide administrative services related to the Plan.

9.7                                 Address for Notice.  All notices to the Company shall be in writing and sent to the Company’s General Counsel at the Company’s corporate headquarters.  Notices to the Grantee shall be addressed to the Grantee at the address as from time to time reflected in the Company’s or Subsidiary’s employment records as the Grantee’s address.

9.8                                 Severability.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

9.9                                 Appendix.  Notwithstanding any provision of this Agreement to the contrary, this grant of Award Units and the shares of Common Stock acquired under the Plan shall be subject to any and all special terms and provisions, if any, as set forth in the Appendix for the Grantee’s country of residence.

9.10                           Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart to be deemed an original instrument, and all such counterparts together to constitute the same agreement.

The parties to this Agreement have executed this Agreement effective the day and year first above written.

ECOLAB INC.

By:
Its:

[By execution of this Agreement,	GRANTEE
the Grantee acknowledges having
received a copy of the Plan.]

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